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                                                                    EXHIBIT 23.1


                          Independent Auditors' Consent


The Board of Directors
Orthovita, Inc.:

We consent to the use of our report dated February 11, 2003, with respect to the consolidated balance sheet of Orthovita, Inc. as of December 31, 2002, and the related consolidated statements of operations, shareholders' equity and comprehensive income (loss) and cash flows for the year ended December 31, 2002, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ KPMG LLP

Philadelphia, PA
July 21, 2003